Exhibit 10.12
LEASE AGREEMENT
This Lease made as of the 1 day of December 2022, between Price-Poore House, LLC (herein “Lessor”), and Acumen Pharmaceuticals Inc. (herein “Lessee”).
In consideration of the mutual covenants contained herein, the parties agree as follows:
1.DESCRIPTION OF PREMISES. Lessor leases to Lessee a portion of the premises located at 427 Park Street, Charlottesville, Virginia including certain common areas, common facilities, and shared services and described more particularly as Northwest corner office on the first floor.
2.TERM. The term of this lease is one (1) year, beginning on January 1, 2023, and terminating on December 31, 2023 at twelve o’clock p.m. There shall be no automatic renewal of this lease. Any holdover tenancy shall be on the month-to-month basis and all terms of this lease shall apply thereto, except the rent, which will double.
3.RENT. The total base rent during the first year of this Lease is Four Thousand Three Hundred Thirty Dollars and 68/100 ($4,330.68). Lessee shall pay to Lessor that amount in base installments of Three Hundred Sixty Dollars and 89/100 ($360.89) each month, beginning on January 1, 2022, with succeeding payments due on the 1st day of each month thereafter during the term of the lease. Any rent payment not made by 5:00 p.m. on the 5th day of the month when due shall automatically accrue a late penalty of 5% which shall be payable with the rent. Any sums more than 30 days past due shall bear interest at 18% per annum (on both rent and penalty) from the 30th day past due until paid.
4.SECURITY DEPOSIT. Upon execution of this Lease, Lessee shall deposit with Lessor one month of Rent as a security for the full and faithful performance of every provision of this Lease to be performed by Lessee. If Lessee defaults with respect to any provision of this Lease, and fails to cure said default as described in Paragraph 16, Lessor may use, apply or retain all or any part of said Security Deposit for the payment of any Rent and any other sum then in default or for the payment of any other amount which Lessor may spend or become obligated to spend by reason of Lessee’s default or to compensate Lessor for any other loss or damage which Lessor may incur by reason of Lessee’s default. Lessee shall not be entitled to interest on any security deposit. If Lessee shall fully and faithfully perform every provision of this Lease to be performed by it, said security deposit or any balance thereof shall be returned to Lessee upon the date which is thirty (30) days after the expiration of the Lease Term and Lessee’s vacation of the Premises.
5.In addition to Lessee’s square footage portion of the building, Price-Poore House, LLC shall provide the following services which are included in the Rent.
a.Cleaning
b.Building maintenance
c.Utilities
d.Trash Removal
e.Landscaping and snow removal
f.Water cooler service
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g.Internet service/Wifi
h.Use of kitchenette on same level as your office, or use of kitchenette on main level for offices on the second and third floors.
i.Use of conference room, provided online booking system shows availability
j.Use of common areas.
6.PARKING. In addition to the Premises listed in Paragraph 1, Lessee shall lease one (1) parking space at a rate of One Hundred Thirteen Dollars and 30/100 ($113.30) per space per month. Parking Rent shall be due and payable on January 1, 2023, with succeeding payments due on the 1st day of each month thereafter during the lease term. Lessee may park in the parking spot noted on the attached Exhibit “A”. Visitors to the Premises may park in the spot labeled “V”, provided that in no case shall any visitor park in the visitor parking space for more than 6 hours at one time, or more than one day in any given week.
Any Parking Rent not made by 5:00 p.m. on the 5th day of the month when due shall automatically accrue a late penalty of 5% which shall be payable with the rent. Any sums more than 30 days past due shall bear interest at 18% per annum (on both rent and penalty) from the 30th day past due until paid.
7.USE OF PREMISES. The premises are to be used for commercial or personal offices. Lessee shall restrict its use to such office purposes, and shall not use or permit the use of the premises for any other purpose without the written consent of Lessor, or Lessor’s authorized agent.
8.RESTRICTIONS OF USE. Any business which requires excessive pedestrian traffic, excessive telephone traffic, heavy customer parking requirements or storage of goods or products on the premises is expressly prohibited. Lessee shall not use the premises in any manner that will increase risks covered by insurance on the premises and result in an increase in the rate of insurance or a cancellation of Lessee’s business purposes. Lessee shall not keep, use, or sell anything prohibited by any policy of fire insurance covering the premises, and shall comply with all requirements of the insurers applicable to the premises necessary to keep in force the fire and liability insurance.
9.REPAIRS, MAINTENANCE AND IMPROVEMENTS. Lessee shall maintain its portion of the premises and keep them in good repair at its expense. Lessor shall maintain the common areas.
Lessee acknowledges that the Premises is a newly renovated historic building, which was planned and renovated with office use in mind. As such, Lessee shall not make any structural changes or improvements to the Premises, including, without limitation, the installation of partition walls, plumbing, heating or cooling systems, additional electrical wiring, chimneys or vents or any other permanent modification to the property without the prior written consent of the Lessor which may be withheld in Lessor’s sole discretion. Furthermore, Lessee may not make any alterations, modifications or changes of any kind to the exterior of the building (including installation of signage) without prior consultation and consent from Lessor, which again, may be withheld in Lessor’s sole discretion.
10.DELIVERY, ACCEPTANCE, AND SURRENDER OR PREMISES. Lessor and Lessee agree that the premises are in fit condition for use by Lessee. Lessee shall surrender its portion of the premises at the end of the lease term, or any renewal thereof, in the same condition as when Lessee took possession, allowing for reasonable use and wear. Before re-delivery, Lessee shall remove all business signs placed on the premises by Lessee and restore the portion of the premises on which they were placed in the same condition as when received.
11.PARTIAL DESTRUCTION OF PREMISES. Partial destruction of the leased premises shall not render this lease void or voidable, nor terminate it except as herein provided. If the premises are partially destroyed during the term of this lease, Lessor shall repair them when such repairs can be made in conformity with governmental laws and regulations, within 120 days of the partial destruction. Written notice of the intention of Lessor to repair shall be given to Lessee within 60 days after any partial destruction. Rent will be reduced proportionately to the extent to which the repair operations interfere with the business conducted on the premises by Lessee. If the repairs cannot be made within the time specified above, Lessor shall have the option to make them within a reasonable time and continue this lease in effect with proportional rent rebate to Lessee as provided for herein. If the repairs cannot be made in 180 days, and if Lessor does not elect to make them within a reasonable time, either party shall have the option to terminate this lease.
Disputes between Lessor and Lessee relating to provisions of this section shall be arbitrated. The parties shall each select an arbitrator, and the two arbitrators selected shall together select a third arbitrator. The three arbitrators shall determine the dispute, and their decisions shall be binding on the parties. The parties shall divide the costs of arbitration equally between them.
12.ENTRY ON PREMISES BY LESSOR. Lessor reserves the right to enter on Lessee’s portion of the premises at reasonable times to inspect them, perform required maintenance and repairs, or make additional, alterations, or modifications to any part of the building in which the premises are located, and Lessee shall permit Lessor to do so. Lessor may erect scaffolding, fences, and similar structures, post relevant notices, and place moveable equipments in connection with making alterations, additions, or repairs, all without incurring liability to Lessee for disturbance of quiet enjoyment of the premises, or loss of occupation thereof.
13.SIGNS. No signage may be added to or removed from the outside of the building without prior consultation and consent from Lessor, which consent may be withheld for any reason. Any signs added by Lessee must meet Lessor’s standards, be paid for by Lessee and also be removed at Lessee’s expense when Lessee’s lease is terminated.
14.NONLIABILITY OF LESSOR FOR DAMAGES. Lessor shall not be liable for liability or damage claims for injury to persons or property from any cause relating to the occupancy of the premises by Lessee, including those arising out of damages or losses occurring on sidewalks, parking lots and other areas adjacent to the leased premises during the term of this lease or any extension thereof. Lessee shall indemnify Lessor from all liability, loss, or other damage claims or obligations resulting form any injuries or losses of this nature which relate to Lessee or its guests, invited clients or other related parties. Lessor shall not be liable for, among other things, any loss to Lessee’s personal property stored in or about the premises due to fire, theft, damage or any other cause; and, Lessee in acknowledgment of the lack of liability agrees to obtain tenant’s insurance or to otherwise be self insured against all such losses.
15.TAXES AND INSURANCE: Lessor agrees to pay all real estate taxes which may now or hereafter be levied on the Premises and maintain property insurance on same. Lessor further agrees to keep the Premises insured against fire or other casualty as may be covered by a standard fire insurance policy. Lessee shall be responsible for obtaining any contents insurance deemed necessary or appropriate by Lessee, and to maintain its own liability coverage in an amount it deems sufficient.

16.ASSIGNMENT, SUBLEASE OR LICENSE. Lessee shall not assign or sublease the premises, or any right or privilege connected therewith, or allow any other person except agents and employees of Lessee to occupy the premises or any part thereof without first obtaining the written consent of Lessor, which may be withheld in Lessor’s sole discretion. A consent by Lessor shall not be a consent to a subsequent assignment, sublease, or occupation by other persons. An unauthorized assignment, sublease, or license to occupy by Lessee shall be void and shall terminate the lease at the option of the Lessor. The interest of Lessee in this lease is not assignable by operation of law without the written consent of Lessor. This paragraph specifically includes a restriction on Lessee’s temporary assignment to any third party of a license to use Lessee’s Parking, including on a short term, temporary or daily basis and to enter upon the Premises for any reason whatsoever. In no case shall keys or security passes used to enter the building be assigned or lent to any individual not a party to this Lease. Breach of the Lease by doing so shall be cause for immediate termination of this Lease at Lessor’s discretion.
17.BREACH. The appointment of a receiver to take possession of the assets of Lessee, a general assignment for the benefit of the creditors of Lessee, any taken or allowed to be taken by Lessee under any bankruptcy act, or the failure of Lessee to comply with each and every term and condition of this lease shall constitute a breach of this lease. Lessee shall have 10 days after receipt of written notice from Lessor of any breach to correct the conditions specified in the notice, or if the corrections cannot be made within the 10-day period, Lessee shall have a reasonable time to correct the default if action is commenced by Lessee within 10 days after receipt of the notice.
Pursuit of remedies described more fully in paragraph 17 shall not preclude pursuit of any of the other remedies provided herein or any other remedies provided by law (all such remedies being cumulative), or shall pursuit of any remedy herein provided constitute a forfeiture or waiver of any Rent or other payments due to Lessor hereunder or of any damages accruing to Lessor by reason of the violation of any of the terms, provisions and covenants herein contained. Nor act or thing done by Lessor or its agents during the term of this Lease shall be deemed a termination of this Lease or an acceptance of the surrender of the Premises, and no agreement to terminate this Lease or accept a surrender of the Premises shall be valid unless in writing signed by the Lessor. No waiver by Lessor of any violation or breach of any of the terms, provisions and covenants herein shall be deemed or construed to constitute a waiver of any other or future violation or breach of any of the terms, provisions and covenants herein contained. Lessor’s acceptance of the payment of Rent or other payments hereunder after the occurrence of a default shall not be construed as a waiver of such default, unless Lessor so notifies Lessee in writing. Forbearance by Lessor in enforcing one or more of the remedies herein provided upon a default shall not be deemed or construed to constitute a waiver of such default or of Lessor’s right to enforce any such remedies with respect to such default or any subsequent default. Notwithstanding the foregoing, Lessor agrees to use reasonable efforts to mitigate its damages hereunder.
18.REMEDIES OF LESSOR FOR BREACH BY LESSEE. Lessor shall have the following remedies in addition to its other rights and remedies in the event Lessee breaches this lease agreement and fails to make corrections as set forth in Section 18:
a.Lessor may re-enter the Lessee’s portion of the premises immediately and remove the property and personnel of Lessee, store the property in a public warehouse or at a place selected by Lessor, at the expense of Lessee, and otherwise deal with it as allowed by Virginia law.
b.After re-entry Lessor may terminate the lease on giving 10 days’ written notice of termination to Lessee. Without such notice, re-entry will not terminate the lease.

On termination Lessor may recover from Lessee all damages proximately resulting from the breach, including the cost of recovering the premises.
c.After re-entering, Lessor may relet the premises or any part thereof for any term without terminating the lease, at such rent and on such terms as it may choose. Lessor may make alterations and repairs to the premises. The duties and liabilities of the parties if the premises are relet as provided herein shall be as follows:
(i)In addition to Lessee’s liability to Lessor for breach of the lease, Lessee shall be liable for all expenses of the reletting, for the alterations and repairs made, and for the difference between the rent received by Lessor under the new lease agreement and the rent installments that are due for the same period under this lease.
(ii)Lessor at its option shall have the right to apply the rent received from reletting the premises (1) to reduce Lessee’s indebtedness to Lessor under the lease, not including indebtedness for rent, (2) to expenses of the reletting and alterations and repairs made, (3) to rent due under this lease, or (4) to payment of future rent under this lease as it becomes due.
19.ATTORNEY’S FEES. If Lessor files an action to enforce any agreement contained in this lease, or for breach of any covenant or condition, Lessee shall pay Lessor’s attorney in the action.
20.NO EXTERIOR STORAGE. No trash, trash cans, garbage, equipment, supplies or other property shall be stored outside the building locate on the premises. This prohibition extends to the sidewalks, and the parking lot.
21.HARDWOOD FLOORS. Lessee acknowledges that all floors on the Premises have recently been installed or refinished. Lessee shall at all times use a rug or floor protector under desk chairs in order to protect the finish of the floors.
22.FIREPLACE. Some offices throughout the premises are equipped with a wood burning fireplace. All firewood shall be provided by Lessee at its own expense. Lessee acknowledges that such heat is inherently dangerous and that Lessor shall not be liable for any loss or damage to Lessee or its invitees attributable to such wood heat, in accordance with the terms of Paragraph 13 of this Lease. Specifically, Lessee acknowledges that the burning of any green, wet or unseasoned wood can cause creosote accumulation in the chimneys which in turn can cause dangerous chimney fires. Lessee agrees to burn nothing but dry, seasoned hardwood firewood and shall be responsible for inspecting the chimneys and maintaining them free of creosote accumulation. Lessor agrees to have the chimneys swept or cleaned as needed but no more than once annually at its expense. Any more frequent cleaning of chimneys required shall be the responsibility of the Lessee.
23.MISCELLANEOUS PROVISIONS.
a.Governing Law: All questions with respect to the construction of this lease and the rights and liabilities of the parties shall be determined in accordance with the applicable provisions of the laws of the State of Virginia.
b.Binding Effect: This lease shall be binding upon all of the parties hereto and their respective assigns, successors in interest, personal representatives, estates, heirs, and legatees. All of the rights, privileges and reservations in favor of the Lessor may be exercisable by any agent of the Lessor.
c.Interpretation: When the context in which words are used in this lease indicate that such is the intent, words in the singular number shall include the plural, and vice versa, and words in the masculine gender shall include the feminine and neuter genders, and vice versa. The term “person” as used herein shall mean any individual, corporation, partnership or other entity.
d.Validity: In the event that any provision of this lease shall be held to be invalid, the same shall not affect in any respect whatsoever the validity of the remainder of this lease.
e.Captions: Any section or paragraph title or captions contained in this lease are for convenience or reference only, and shall not be deemed a part of or construed to affect the context of this lease.
f.Amendments: This lease or any portion hereof shall not be changed, annulled, supplemented or amended (except for the Lessor’s right to revise the Rules and Regulations), without such change being in writing and signed by the party to be bound thereby.
IN WITNESS WHERE OF, the parties have executed this lease the date and year first above written.
LESSOR:
Price-Poore House, LLC
/s/ Meghan Murray
By:    Meghan Murray
Its:    Manager

LESSEE:
Acumen Pharmaceuticals Inc.

/s/ Daniel O’Connell
By:    Dan O’Connell
Its:    CEO